Exhibit 5.1

December 16, 2011

K-V Pharmaceutical Company

2280 Schuetz Road

St. Louis, MO 63146

Re:	Registration Statement on Form S-8 to register 4,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share, for issuance under the K-V Pharmaceutical Company Long-Term Incentive Plan

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on December 16, 2011, by K-V Pharmaceutical Company, a Delaware corporation (the “Company”), pertaining to the proposed issuance by the Company of an aggregate of up to 4,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Shares”), pursuant to the Company’s Long-Term Incentive Plan (the “Plan”), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Registration Statement, an executed copy of the Opinion Certificate dated as of the date hereof executed by Patrick J. Christmas, Vice President, General Counsel and Secretary of the Company, the Certificate of Incorporation of the Company, as amended to date, the By-Laws of the Company, as amended to date, certain resolutions and actions adopted by the Board of Directors and stockholders relating to such issuance, the written documents constituting the Plan, and statements we have received from officers and representatives of the Company.

In examining such materials and in delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

Based solely on the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued and will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares.

Very truly yours,

/s/ THOMPSON COBURN LLP

OPINION CERTIFICATE

This Opinion Certificate (this “Certificate”) is executed and delivered as of December 16, 2011, by Patrick J. Christmas, Vice President, General Counsel and Secretary of K-V Pharmaceutical Company, a Delaware corporation (the “Company”).

The undersigned understands and acknowledges that Thompson Coburn LLP, as counsel to the Company, will be delivering a legal opinion in connection with the Company’s filing of the Registration Statement on Form S-8 (the “Registration Statement”) to register 4,000,000 shares of the Company’s Class A Common Stock, par value $0.01 per share, for issuance to participants under the K-V Pharmaceutical Company Long-Term Incentive Plan. The undersigned is making the factual statements and representations in this Certificate with respect to the Company in order to induce Thompson Coburn LLP to render its opinion.

The undersigned represents that:

1. The Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 is a true, complete and correct copy of the Certificate of Incorporation of the Company, as amended to date (the “Certificate”), which is in full force and effect as of the date hereof. No amendment to the Certificate has been authorized or approved by the Board of Directors of the Company or the stockholders of the Company or filed in the office of the Secretary of State of the State of Delaware.

2. The By-Laws of the Company filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed January 4, 2010 are true, complete and correct copies of the By-Laws of the Company, as amended to date, which are in full force and effect as of the date hereof. No amendments to such Bylaws have been authorized or approved by the Board of Directors of the Company or the stockholders of the Company.

3. Attached hereto as Exhibit A are true, complete and correct copies of resolutions duly adopted by the Board of Directors and the stockholders of the Company, and such resolutions have not been amended or revoked since the date thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, I have signed this Certificate as of the 16th day of December, 2011.

By:	/s/ Patrick J. Christmas
Patrick J. Christmas
Vice President, General Counsel and Secretary of K-V Pharmaceutical Company

Exhibit A

Resolutions of the Board of Directors and Stockholders of the Company

K-V PHARMACEUTICAL COMPANY

BOARD OF DIRECTOR MEETING

RESOLUTION

June 24, 2011

Long-Term Incentive Plan

Dr. Sidransky then presented the Long-Term Incentive Plan (“LTIP”) for the Board’s review. Dr. Sidransky explained that the LTIP, if approved by the Board and the shareholders of the Company at the upcoming Annual Meeting, would replace the Company’s 2001 Incentive Stock Option Plan, which expires in January 2012. Dr. Sidransky reviewed the details and the necessity of the LTIP, which would assist to properly attract, incentivize and retain employees and senior executives. Mr. Proost and Mr. Christmas answered questions from various Board members regarding the LTIP.

Upon motion duly made and seconded, all the Directors in attendance unanimously approved the following resolution:

RESOLVED, that the Long-Term Incentive Plan attached hereto as Exhibit C is hereby approved.

K-V PHARMACEUTICAL COMPANY

BOARD OF DIRECTORS

RESOLUTIONS

September 8, 2011

Long-Term Incentive Plan

WHEREAS, on June 24, 2011, the Board of Directors approved the K-V Pharmaceutical Company Long-Term Incentive Plan (the “Plan”); and

WHEREAS, the Company’s stockholders approved the Plan at the annual meeting held on September 8, 2011; and

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to provide for the reservation of shares issuable pursuant to the Plan, the registration of the Plan shares with the Securities and Exchange Commission (the “SEC”) and the listing of the Plan shares on the New York Stock Exchange (the “Exchange”).

NOW, THEREFORE BE IT:

RESOLVED, that 4,000,000 shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), shall be set aside and reserved for issuance pursuant to the Plan, subject to adjustments as may be required in accordance with the terms of the Plan;

FURTHER RESOLVED that all such shares of Class A Common Stock, when issued pursuant to the terms of awards made under the Plan, shall be duly and validly issued, fully paid and non-assessable shares of capital stock of the Company;

FURTHER RESOLVED, that, the President and Chief Executive Officer and the Chief Financial Officer (the “Proper Officers”) be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Company, to execute and cause to be filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A Common Stock issuable under the Plan;

FURTHER RESOLVED, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed to cause to be executed and filed with the SEC such further amendments or supplements to the Registration Statement as such officers may deem necessary or desirable, or as may be required by the SEC, and to take such other actions and execute such other documents as any of them may deem necessary or appropriate to cause the Registration Statement to become effective under the Securities Act and the rules and regulations thereunder;

FURTHER RESOLVED, that the Proper Officers be, and each of them hereby is, authorized to cause the Company to apply to the Exchange, for the listing of the Class A Common Stock and to appear before the appropriate officials of the Exchange, with authority (1) to execute in the name and on behalf of the Company and file with the Exchange an appropriate listing application and all agreements and documents (including indemnity agreements) as such Proper Officer considers necessary or desirable to secure the listing, and (2) to make any changes in the listing application or agreements or documents as are required to satisfy the requirements of the Exchange for the listing;

FURTHER RESOLVED, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed to cause to be prepared and distributed to holders of equity awards granted under the Plan such document or documents as may be required to constitute a prospectus meeting the requirements of Section 10(a) of the Securities Act with respect to the issuance of the Class A Common Stock subject to the Registration Statement;

FURTHER RESOLVED, that each officer and director who may be required to sign and execute the Registration Statement, or any amendment thereto or document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise), be, and each of them hereby is, authorized and empowered to execute a power of attorney appointing each of the Proper Officers his true and lawful attorneys each with power of substitution and resubstitution to sign in his or her name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and documents in connection therewith, and to file the same with the Commission, each said attorney to have full power and authority to do and perform, in the name of and on behalf of each of said officers and directors of the Company who shall have executed such a power of attorney, every act whatsoever which such attorney may deem necessary or desirable to be done in connection therewith, as fully and to all intents and purposes as such officer or director of the Company might or could do in person;

FURTHER RESOLVED, that, in connection with the Registration Statement, the Proper Officers be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Company, to execute and file or cause to be filed such consents to service of process, powers of attorney, applications and other documents with any state authorities and to do such other things and acts as such officers may deem necessary or appropriate in order to register or qualify the Class A Common Stock for offer and sale under the securities or blue sky laws of any such state; provided, however, that the Company shall not qualify as a foreign corporation in any such state or consent to service of process in any such state other than with respect to claims arising under the securities laws of such state; and be it

FURTHER RESOLVED, that the Proper Officers be, and each of them hereby is, authorized, empowered and directed to cause the Company to pay any and all expenses and fees arising in connection with the registration of the shares of Class Common Stock on the Registration Statement under the Securities Act and any filing of any applications under the securities or blue sky laws of the various states and jurisdictions of the United States in connection with the foregoing resolutions.

K-V PHARMACEUTICAL COMPANY

STOCKHOLDERS ANNUAL MEETING

CERTIFICATION OF INSPECTOR OF ELECTIONS

September 8, 2011

I DO FURTHER CERTIFY that at said Stockholder’s Annual Meeting, a vote of the stockholders of the Company present in person or by proxy was taken by ballot to approve the K-V Pharmaceutical Long-Term Incentive Plan, and that the undersigned, as the Inspector appointed as aforesaid, decided upon the qualifications of the stockholders voting at said meeting, accepted the ballots of the stockholders and counted and determined the number of shares voted for, against or abstaining and do hereby declare that votes were cast as follows:

FOR	AGAINST	ABSTAIN	NON-VOTES

8,229,685	179,785	5,848	1,736,326